UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C.  20549


                          ______________


                            FORM 8-K

                          CURRENT REPORT

                   Pursuant to Section 13 or 15(d)
                of The Securities Exchange Act of 1934

                          ______________



            Date of Report (Date of earliest event reported):
                           May 21, 2004



                          CAMBEX CORPORATION
       (Exact name of registrant as specified in its charter)


Massachusetts	                O-6933             04-2442959
(State or other                (Commission        (IRS Employer
jurisdiction of                File Number)     Identification No.)
incorporation)




                             115 Flanders Road
                        Westborough, Massachusetts 01581
            (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code: (508) 983-1200

Item 2. Disposition of Assets.

On May 21, 2004, Super PC Memory, Inc., a wholly-owned subsidiary of
Cambex Corporation, discontinued its operations and executed an Assignment for the Benefit of Creditors. The purpose of the Assignment is to provide an orderly liquidation of Super PC's assets and distribution of the proceeds to Super PC's creditors. Super PC's assets primarily consist of inventory, receivables, fixed assets and a Purchase Agreement for the sale of Super PC's customer base relating to Wintel Products and rights to do business with said customers.

The Assignee is Maximum Asset Recovery Services, Inc., a Los Angeles, California based financial consulting and management firm. Maximum Asset Recovery Services, Inc has no relationship to Super PC Memory, Cambex Corporation or any of their affiliates.

The Company acquired Super PC Memory in March 2002. Super PC Memory incurred substantial operating losses in fiscal year 2003 and fiscal year 2004 to date. Due to unfavorable memory market conditions, Super PC's cost structure could not be supported by the revenues and gross profit Super PC could generate. Consequently, Super PC Memory executed an Assignment for the Benefit of Creditors. Cambex Corporation and its other subsidiaries are unaffected by the Super PC Memory action. However, the Assignment will significantly reduce the Company's revenues. On the other hand, it also will reduce its operating costs and positively impact its cash flow.

The agreement is attached as Exhibit 99.1.



Item 7. Exhibits.

(c) Exhibits.


99.1 General Assignment dated May 21, 2004 by Super PC Memory, Inc. to Maximum Asset Recovery Services, Inc.


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

                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CAMBEX CORPORATION
                             (Registrant)


Date: May 24, 2004           /s/ Joseph F. Kruy
                             Joseph F. Kruy
                             President and Chief Executive Officer



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

                                 EXHIBIT INDEX

Exhibit                                                  Sequential
Number      Description                                  Page Number

99.1	      General Assignment dated May 21, 2004
            by Super PC Memory, Inc. to
            Maximum Asset Recovery Services, Inc.           5






                                    4